UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	November 17, 2008
(Date of earliest event reported)	November 11, 2008

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas (State or other jurisdiction of incorporation)	74-2611034 (IRS Employer Identification No.)
206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas (Address of Principal Executive Offices)	78746 (Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2008, the Board of Directors (the “Board”) of Multimedia Games, Inc. (the “Company”) approved Amendment 1 (the “Amendment”) to the Company’s Second Amended and Restated Bylaws, as filed on Form 8-K with the Securities and Exchange Commission on December 13, 2007 (the “Bylaws”), to add Section 3.14 in order to change the vote standard for the election of directors to the Board from a plurality to a majority of the votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes withheld from or cast “against” the nominee in order for the nominee to be elected. In contested elections where the number of director nominees exceeds the number of directors to be elected, the applicable vote standard will continue to be a plurality of the votes cast.

In addition, the Board approved an amendment to the Bylaws to add Section 3.15 to require a director nominee who is nominated by a shareholder to state whether, if elected, the nominee intends to tender any advance resignation notice(s) requested by the Board in connection with subsequent elections. The Company’s governance policies provide that the Board expects Board nominees to tender such advance resignation, contingent upon the nominee’s failure to receive a majority vote and the subsequent acceptance of such resignation by the Board.

The Amendment is effective as of November 11, 2008. The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
3.1	Amendment 1 to Second Amended and Restated Bylaws of Multimedia Games, Inc., effective November 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: November 17, 2008	By:	/s/ Randy S. Cieslewicz
Randy S. Cieslewicz Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment 1 to Second Amended and Restated Bylaws of Multimedia Games, Inc., effective November 11, 2008